United States Securities And Exchange Commission

Washington D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2004

Dover Downs Gaming & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-16791

Delaware	51-0414140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press Release dated April 28, 2004, issued by Dover Downs Gaming & Entertainment, Inc. (the “Registrant”).

Item 9. Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure.”

On April 28, 2004, the Registrant issued a press release announcing that the Registrant’s Board of Directors declared a quarterly cash dividend on both classes of common stock of $0.06 per share.  The dividend represents a 20% increase from the previously paid $0.05 per share.  The dividend is payable on June 10, 2004 to shareholders of record at the close of business on May 10, 2004.  A copy of the Registrant’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.  The information in this Form 8-K is being furnished under Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: April 28, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 28, 2004, issued by Dover Downs Gaming & Entertainment, Inc.